Exhibit 10.60

AGREEMENT OF TERMINATION

This AGREEMENT OF TERMINATION (this "Agreement") is entered by CANNASYS INC., a Nevada corporation ("Licensee") and LOYL.ME GROUP, LLC, a Delaware limited liability company and successor in interest to LOYL.ME, LLC, a Colorado limited liability company ("Licensor"). Licensor and Licensee each may be referred to as a "Party" and collectively as the "Parties." This Agreement is effective on the "Effective Date" as defined below.

Recitals

A. Licensor and Licensee are parties to that certain (i) License Agreement effective February 9, 2015 (as amended, the "License") under which Licensor licensed its automated marketing cloud and customer relationship management platform technology to Licensee (the "Technology") and (ii) Services Agreement effective February 12, 2016 (as amended, the "Services Agreement"). The License granted Licensee and its sublicensees the right to create Derivative Work based on the Technology (as defined in the License). The "License" and the "Services Agreement" are referred to herein as the "License Agreements").

B. Licensee sublicensed the Technology and its Derivative Work to National Concessions Group, Inc. a Colorado corporation ("Sublicensee") under that certain Technology Services Agreement dated December 20, 2015 (together with the End User License Agreement, Statement of Work, and Consulting Agreement executed in connection with the Technology Services Agreement, the "Sublicense Agreements").

C. The Parties, without admitting liability, wish to enter into this Agreement to terminate the License and resolve, compromise, settle, and dispose of and any and all disputes and claims that exist or may exist among them.

D. Capitalized terms used and not otherwise defined in this Agreement, shall have the meanings given them in the License.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), the mutual promises, covenants, conditions, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Termination; Effective Date. The Parties hereby agree that as of the Effective Date the License Agreements shall terminate, and thereafter, the Parties will not be liable for any obligations under the License Agreements, except (i) those expressly surviving the License (including without limitation those set forth in Section 11(aa) of the License) and/or (ii) as expressly set forth in this Agreement. The Effective Date of this Agreement shall be September 30, 2016. Notwithstanding the foregoing, Licensor releases Licensee from any and all payment obligations that remain due and outstanding as of the Effective Date under Section 6 of the License and under the Services Agreement.

2. Reassignment of Amazon Server. In consideration of Licensor releasing Licensee from all outstanding and future obligations under the License, Licensee will ensure that all account information is transferred and username(s) and password(s) of Licensee is communicated to Licensor in order for Licensor to be able to access the Amazon EC2 portal and all other systems and accounts for the management of the virtual server and any other services which are utilized by Licensor.

3. Attorneys' Fees and Costs. If a Party is required to take any action to enforce this Agreement, the court shall award reasonable attorneys' fees and costs to the prevailing Party.

4. Complete Agreement; Modification; and Waiver. This Agreement constitutes the entire agreement between the Parties respecting the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, warranties, and understandings of the Parties respecting the subject matter hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

5. No Third-Party Beneficiaries. This Agreement is made and entered into for the sole benefit of the Parties hereto. No other person or entity shall be a direct or indirect beneficiary of, or have any direct or indirect claim in connection with, this Agreement.

6. Authorization. Each natural person signing this Agreement for or on behalf of any entity that is a Party to this Agreement does, by his signature, warrant and represent to the other Party to this Agreement: (a) that he is duly authorized by said entity to undertake such action on its behalf; (b) that all corporate or other action necessary to be taken by such entity to provide the authorization and to approve and authorize such entity to enter into and to perform this Agreement has been taken; (c) that his signature is the valid and binding act of that entity; and (d) that such entity is not the subject of any contract, order, or other document that would restrict such entity's authority to lawfully enter into and to perform this Agreement, and such entity has full power and authority to do so. Each natural person signing this Agreement on his own behalf represents and warrants to the Parties that he has full power and authority to execute and to perform this Agreement and that he is not the subject of any contract, order, or other document that would restrict his authority to lawfully enter into and to perform this Agreement. Licensee warrants and represents that it has not sublicensed, assigned, encumbered or otherwise transferred the Technology or any Derivative Work to any person or entity other than Sublicensee, Top Tier Labs, Inc., River Rock, LaConte's, and Rocky Road Aurora, and that Licensee has no knowledge of Sublicensee's sublicense, assignment, encumbrance or other transfer of the Technology or any Derivative Work. Licensee further warrants and represents that (i) Top Tier Labs, Inc. has assisted Licensee in building Derivative Works on front-end and back-end enhancements and to address bug fixes, (ii) Top Tier's access to the Technology has at all times been subject to the provisions of a Professional Services Agreement, having an effective date of February 19, 2015, pursuant to which Top Tier disclaimed all rights in the Technology, and (iii) that River Rock, LaConte's, and Rocky Road Aurora have had subscriber-only access to the Technology.

7. Independent Investigation. The Parties hereby declare, acknowledge, and agree that the terms of this Agreement have been read by them and discussed with their respective legal counsel, and that such terms are fully understood and voluntarily accepted. The Parties further acknowledge, declare, and agree that the facts and assumptions underlying this Agreement have been thoroughly investigated and reviewed by them and their respective counsel; that they are not relying upon any representations by any other Party hereto (except as otherwise expressly included herein), but have entered into this Agreement based on their own independent investigation; and that this Agreement reflects the conclusion of such Party that this Agreement is in the best interests of said Party.

8. Survival. The representations, warranties, covenants, and agreements of the respective Parties set forth herein shall survive the Effective Date.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Colorado, and the substantive laws of such state, excluding the principles of conflicts of laws, shall govern the validity, construction, enforcement, and interpretation of this Agreement, except insofar as federal laws shall have application.

10. Preparation of this Agreement and Construction of its Terms. The Parties agree that each of them has, personally or through their attorneys, participated in and contributed to the preparation of this Agreement. Each Party agrees that this Agreement shall be regarded and deemed as having been prepared jointly by the Parties. Any ambiguity or uncertainty existing herein shall not be interpreted or construed against any Party by virtue of who may have drafted such provision.

11. Further Actions. Each Party shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to consummate and to effect the transactions contemplated by this Agreement.

12. Miscellaneous Provisions.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Parties and the Parties' respective heirs, legal representatives, successors, and assigns.

(b) This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same document. The Parties will accept facsimile and electronically generated signatures as original signatures.

IN WITNESS WHEREOF, the undersigned have entered into and executed on the dates set forth below.

CANNASYS, INC.

/s/ Michael A. Tew
By: Michael A. Tew, President
Date: October 2, 2016

LOYL.ME GROUP, LLC

/s/ Shelly Plomske
By: Shelly Plomske
Its: President
Date: October 3, 2016